                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant To Section 14(a) Of The Securities
               Exchange Act Of 1934 (Amendment No.             )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement  [ ]  Confidential, for Use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Rule 14a-12


                               SAGA SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

______________________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

______________________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ____________________________________

     (4)  Proposed maximum aggregate value of transaction:

______________________________________________________________________________

     (5)  Total fee paid:

______________________________________________________________________________

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  _____________________

     (2)  Form, Schedule or Registration Statement No.:  ___________________

     (3)  Filing Party:  ________________________

     (4)  Date Filed:  _________________________
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From:  Reaves, Sue on behalf of Gillis, Dan
Sent:  Tuesday, November 14, 2000 11:00 AM
To:    SAGA Confidential
Subject: Questions & Answers on Pending Merger - ESPP and Stock Options


TO:    ALL SAGA EMPLOYEES

FROM:  Dan Gillis

RE:    Questions & Answers Regarding Merger Consideration,
       ESPP and Stock Options on Pending Merger

DATE:  November 14, 2000


Following are some specific answers to your questions concerning company stock and stock options. If you need further clarification, please contract Mark Moscato or Bill McGowan.


MERGER CONSIDERATION
--------------------

Is it possible that another company might come forward with an offer better than $11.50?

It is always possible that another company might express interest, but the terms of the Merger Agreement restrict us from soliciting certain types of offers.


EMPLOYEE STOCK PURCHASE PLAN
----------------------------

How will the ESPP be handled?

The current "Offering" period will end on November 30th as planned. The purchase price will be 85% of the FMV price on June 1, 2000 or November 30, 2000 whichever is lower. Participants will be able to sell their shares on December 1, 2000 or wait until the merger is completed and receive a price of $11.50 per share.

Prior stock purchased through the ESPP will be redeemed at $11.50 per share. Further information will be provided in the Proxy Statement that will be mailed to shareholders homes in the next few weeks.

The next ESPP period (12/1/00-5/31/01) will be suspended, no additional ESPP withholdings will be made from payroll after November 30, 2000, and the plan will terminate upon completion of the merger. No action is required on your part.

STOCK OPTION
------------

What will happen to my stock options?

All stock options that are unvested and unexercised will become 100% vested at the time of closing. You will receive the difference in price between the grant price of your shares (to the extent that it is less than $11.50) and $11.50 for your unexercised shares. No action is required on your part.

    This document does not constitute an offer to purchase any securities. SAGA SYSTEMS stockholders will be provided with a proxy statement and other relevant documents concerning the merger with the Securities and Exchange Commission. STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE THEY MAKE ANY DECISION CONCERNING THE MERGER BECAUSE THEY CONTAIN IMPORTANT INFORMATION CONCERNING THE MERGER. Investors may obtain the documents (when they become available) free of charge at the Securities and Exchange Commission's website, www.sec.gov. In addition, SAGA SYSTEMS stockholders may obtain a copy of the proxy statement and other relevant documents (when they become available) without charge by directing a request to the Secretary of SAGA SYSTEMS at 11190 Sunrise Valley Drive, Reston, Virginia 20191, telephone (703) 860-5050.

    SAGA SYSTEMS, its directors, executive officers and certain other persons may be deemed participants in the solicitation of proxies to adopt the merger agreement. Information concerning the directors and executive officers of SAGA SYSTEMS is contained in SAGA SYSTEMS' proxy statement for its annual meeting of stockholders held on May 17, 2000. Information concerning any other participants in the solicitation will be set forth in the proxy statement concerning the merger to be filed by SAGA SYSTEMS with the Securities and Exchange Commission.

    READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.